EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Precision Castparts Corp. and the effectiveness of Precision Castparts Corp.'s internal control over financial reporting dated May 29, 2014, appearing in the Annual Report on Form 10-K of Precision Castparts Corp. for the year ended March 30, 2014.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Portland, Oregon
October 15, 2014